UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 23, 2008

(Date of earliest event reported)

MF Global Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

001-33590	Not applicable
(Commission File Number)	(IRS Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

(441) 295-5950

(Registrant’s Telephone Number, Including Area Code)

            Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 23, 2008, MF Global Inc., a subsidiary of MF Global Ltd. (the “Company”), and Man Group plc (acting through agents) entered into a settlement agreement (the “Settlement Agreement”) with certain insurance companies in connection with the recovery of $75 million in settlement and litigation costs paid by the Company to the Receiver ad litem for the Philadelphia Alternative Asset Fund Ltd. in connection with a related legal proceeding. The Company previously recorded an expense of $76.8 million in the year ended March 31, 2008. Excluding previously recorded legal fees, the Company expects to recognize $62 million in insurance proceeds which will be presented in net revenues in the financial statements for the quarter ending December 31, 2008.

A copy of the Settlement Agreement is attached as Exhibit 10.1 and is incorporated into this Item 1.01 by reference. Information regarding the legal proceeding involving the Company and the Receiver ad litem for the Philadelphia Alternative Asset Fund Ltd. can be found in the Company’s Form 10-Q filed with the Securities and Exchange Commission on August 13, 2008 and is incorporated into this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits

(a) None.

(b) None.

(c) None.

(d)

Exhibit 10.1: Settlement Agreement re in the matter of an arbitration between Man Group plc and various insurers dated October 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MF GLOBAL LTD.

Date: October 29, 2008	By:	/s/ Howard Schneider
Howard Schneider General Counsel